Exhibit 99.1

FOR:	UCBH HOLDINGS, INC.

APPROVED BY:	Thomas S. Wu
Chairman, President and Chief Executive Officer
(415) 315-2800

CONTACT:	Jonathan H. Downing
Executive Vice President, Corporate Development
(415) 315-2800

EVC Group
Investor Relations: Douglas M. Sherk, Jennifer Beugelmans
(415) 896-6820
Media Relations: Steve DiMattia
(646) 277-8706
For Immediate Release
UCBH HOLDINGS, INC. RECEIVES CONFIRMATION THAT NEW YORK STATE BANKING DEPARTMENT FILING REQUIREMENTS TO ACQUIRE GREAT EASTERN BANK ARE SATISFIED
~ UCBH Responds to Cathay General Bancorp’s Press Release Concerning Its Proposal to Acquire Great Eastern Bank ~
     SAN FRANCISCO, January 11, 2006 — UCBH Holdings, Inc. (Nasdaq: UCBH), the holding company of United Commercial Bank (UCB™), announced that it has received confirmation from the New York State Banking Department that UCB has complied with the Department’s filing requirements for the merger of Great Eastern Bank into UCB. UCBH previously received regulatory approvals from the Federal Deposit Insurance Corporation and the California Department of Financial Institutions for the merger of Great Eastern Bank into UCB, with UCB as the surviving bank. On December 12, 2005, UCBH filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a prospectus for the shareholders of Great Eastern Bank. Such registration statement is expected to be declared effective by the SEC.
     “We are pleased to have received this favorable confirmation from the New York State Banking Department,” said Thomas S. Wu, Chairman, President and Chief Executive Officer of UCBH Holdings, Inc. “We anticipate that our SEC registration statement will be declared effective in the near future, and we will then be in a position to close on the Great Eastern deal,” continued Mr. Wu.
     Mr. Wu further commented, “We believe yesterday’s press release issued by Cathay General Bancorp (“Cathay”) regarding its submission of a superior proposal for the acquisition of Great Eastern Bank provides an inaccurate characterization between the UCBH Definitive Agreement and the Cathay proposal. We believe that clear and accurate disclosure of the transaction is in the best interests of the shareholders of Great Eastern Bank, UCBH and Cathay, as well as the public investors,” concluded Mr. Wu.

     Yesterday, Cathay General Bancorp announced that it submitted a proposal to the Great Eastern Bank Board which was $5.00 above the UCBH offer. UCBH believes that Cathay’s press release requires clarification in several areas:
     First, the press release overstates the pricing differential between the UCBH offer and Cathay as being $5.00 per share whereas it is really $2.11 per share. The UCBH offer, as announced in its October 13, 2005 press release, was at a price of $60 per share, subject to a valuation adjustment on certain real property. Following the appraisal of such real property, the per share price was adjusted downward by $3.67 per share to $56.33, as reflected in Great Eastern Bank’s December 9, 2005 press release and in UCBH’s Form S-4 filing with the SEC. On October 21, 2005, Cathay announced that it was prepared to increase its proposal to purchase Great Eastern Bank to $65 per share, subject to adjustments for: a) the amount of any break-up fee that Great Eastern Bank would be required to pay UCBH, and b) the same price adjustments contained in Great Eastern Bank’s agreement with UCBH. The January 10, 2006 proposal from Cathay reflects adjustments for: a) real estate price valuation as made by UCBH, $3.67 per share, and b) the break-up fee of $5 million, or $2.89 per share. Net of such adjustments, the Cathay proposal is $58.44 per share. The difference between the UCBH offer of $56.33 per share and the Cathay offer of $58.44 per share is a $2.11 per share difference based on the UCBH stock price of $17.66 on the date of the announcement of the transaction. This difference, however, will be further adjusted by any change between the UCBH stock price at the date of the announcement and the UCBH stock price at the time of closing. On January 10, 2006, the UCBH stock closed at $18.24.
     Second, the press release ignores the fact that Cathay must file a registration statement with the SEC in order for the shares it will offer to Great Eastern Bank shareholders in the transaction to be registered.
     Third, Cathay has not yet completed its “confirmatory” due diligence and has not finalized a Definitive Agreement. UCBH has completed its due diligence, executed the Definitive Agreement, and filed a Form S-4 registration statement with the SEC. UCBH anticipates that the registration statement will be declared effective in the near future.
     The $56.33 per share consideration under UCBH’s and Great Eastern Bank’s October 13, 2005, Agreement and Plan of Merger represents a premium of over 40% to the $40 per share offered earlier by Cathay to certain option grantors. If Cathay had intended to give full value to Great Eastern Bank’s shareholders, it could have offered a full and fair price at that time. Instead, Cathay has only chosen to increase its offered pricing in response to the Great Eastern Bank Board’s invitation to UCBH to make a proposal as a “white knight” against Cathay’s hostile proposal. UCBH intends to continue to move forward quickly to close the merger transaction to which UCBH and Great Eastern Bank have agreed.
     About UCBH Holdings, Inc.
     UCBH Holdings, Inc. is the holding company for United Commercial Bank, a state-chartered commercial bank, which is the leading California bank serving the ethnic Chinese community. The Bank has 46 California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton and Greater Los Angeles, three branches in Greater Boston, four branches in Greater New York, two branches in Greater Seattle, a branch in Hong Kong, and representative offices in Shenzhen, China and Taipei, Taiwan. UCB, headquartered in San Francisco, provides commercial banking services to small- and medium-sized businesses and professionals in a variety of industries as well as consumer banking services to individuals. The Bank offers a full range of lending activities, including commercial real estate and construction loans, commercial credit facilities, international trade finance services, loans guaranteed by the U.S. Small Business Administration, residential mortgages, home equity lines of credit, and online banking services for businesses and consumers. For additional information, visit the web site for United Commercial Bank at www.ibankUNITED.com or the web site for UCBH Holdings, Inc. at www.ucbh.com.

     Forward-Looking Statements
     Certain statements contained in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions that may or may not prove correct. Forward-looking statements are also subject to known and unknown risks, uncertainties and other factors relating to the Company’s and the Bank’s operations and business environment, all of which are difficult to predict, and many of which are beyond the control of the Company and the Bank. The factors include, among others: economic and business conditions in the areas and markets in which the Company and the Bank operate, particularly those affecting loans secured by real estate; deterioration or improvement in the ability of the Bank’s borrowers to pay their debts to the Bank; market fluctuations such as those affecting interest and foreign exchange rates and the value of securities in which the Bank invests; competition from other financial institutions, whether banks, investment banks, insurance companies or others; the ability of the Bank to assimilate acquisitions, enter new markets and lines of business, and open new branches, successfully; changes in business strategies; changes in tax law and governmental regulation of financial institutions; demographic changes; and other risks and uncertainties, including those discussed in the documents the Company files with the Securities and Exchange Commission (“SEC”). The foregoing may cause the actual results and performance of the Company and the Bank to be materially different from the results and performance indicated or suggested by the forward-looking statements. Further description of the risks and uncertainties are included in detail in the Company’s current, quarterly and annual reports, as filed with the SEC.
     Important Additional Information Filed with the SEC
     This communication is being made in respect of the proposed transaction involving UCBH, UCB and Great Eastern Bank and shall not constitute an offer of any securities for sale. In connection with the proposed transaction, UCBH has filed with the SEC a registration statement on Form S-4 containing a prospectus for the shareholders of Great Eastern Bank. Such registration statement has not yet been declared effective by the SEC. Before making any voting or investment decision, investors are urged to read the prospectus regarding the proposed transaction and any other relevant documents carefully in their entirety when they become available, as well as any amendments and supplements thereto, as they will contain important information about the proposed transaction. This material is not a substitute for the prospectus. You may obtain copies of all documents filed with the SEC regarding this transaction free of charge at the SEC’s web site (www.sec.gov). You may also obtain these documents free of charge from the UCBH web site (www.ucbh.com) under “SEC Filings”.
     Participants in the Transaction
     Great Eastern Bank and its directors and executive officers may be deemed participants in the solicitation of proxies from stockholders in connection with this transaction. Information about the respective directors and executive officers of Great Eastern Bank, UCBH and UCB and information about other persons who may be deemed to be participants in this transaction can be found or referenced in the prospectus, which has been filed in connection with the proposed transaction.
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